Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 28, 2007 (except for the adjustments to retrospectively apply the discontinued operations as described in Note 2 as to which the date is August 19, 2008) with respect to the consolidated financial statements and schedules included in the Current Report of Griffon Corporation and subsidiaries on Form 8-K dated August 19, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Griffon Corporation on Forms S-8 (File No. 33-39090, effective February 22, 1991, File No. 33-62966, effective May 19, 1993, File No. 33-52319, effective February 18, 1994, File No. 333-21503, effective February 10, 1997, File No. 333-62319, effective August 26, 1998, File No. 333-84409, effective August 3, 1999, File No. 333-67760, effective August 17, 2001, File No. 333-88422, effective May 16, 2002, File No. 333-102742, effective January 27, 2003, File No. 333-131737, effective February 10, 2006, File No. 333-133833, effective May 5, 2006, and File No. 333-149811, effective March 19, 2008).

/s/ Grant Thornton LLP

Melville, New York

August 19, 2008